Exhibit 10.57


                        ASSET PURCHASE AND SALE AGREEMENT

                        ---------------------------------

         THIS AGREEMENT, made and entered into as of the 27th day of February 2002, by and between Parlux Fragrances Inc., a Delaware corporation, having a principal place of business at 3725 SW 30th Avenue, Ft. Lauderdale, Florida 33312 (hereinafter "Seller") and J.F.C. Marks, L.L.C., having a place of business at 2182 Route 35 Holmdel, New Jersey 07733 (hereinafter " Buyer").

                                   WITNESSETH

         WHEREAS, Seller presently owns certain trademarks, trade names, registrations and/ or applications for the Trademark (as that term is defined below) Alexandra de Markoff, as well as certain Know-How (as that term is defined below) and product information relating to cosmetic products which have been sold under or associated with the Trademark;

         WHEREAS, Cosmetic Essence, Inc. and Seller entered into a License Agreement (hereinafter "License Agreement") on March 3, 1998 which agreement was assigned by Cosmetic Essence, Inc. to Adem Cosmetics, Inc. which is currently in force; and

         WHEREAS, Buyer wishes to purchase from Seller and Seller wishes to sell to Buyer the Trademarks and Know-How and to assume the Seller's rights and obligations under the License Agreement now in existence between them.

         NOW THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereby covenant and agree as follows:

1.       DEFINITIONS

         1.1 "Closing Date" shall mean the date on which the transactions contemplated by this Agreement are consummated.

         1.2 "Conveyed Assets" shall mean the Know-How and Trademarks as those terms are defined below. The conveyed assets shall also include the License Agreement.

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         1.3      "Know-How" shall mean all technical information procedures, processes , trade secrets, formulae for the perfume oil and applicable production methods, practices, techniques, parts, diagrams, drawings, specifications, blue prints, lists of materials, production manuals and data relating to the design, manufacture, production, inspection and testing of the Products known by, available to or used or owned by Seller. "Products" shall mean all products on which Seller or its licensees have used the Trademarks.

         1.4 "Trade Marks" shall refer to those U.S. and foreign trade marks, services marks, imprints, logos , trade dress and trade names whether or not registered and all issued registrations, pending applications as set forth on Schedule A relating to the name "Alexandra de Markoff" and all other names designs logos trademarks trade names and the like used on or in connection with Products bearing the names as set forth on that Schedule.

         1.5      "Territory" shall mean worldwide without exclusion.

2.       PURCHASE AND SALE

         2.1 Upon the terms and subject to the conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Buyer agrees to purchase for the purchase price set forth below on the Closing Date the Conveyed Assets and Seller will sell, convey, transfer, deliver and assign to Buyer, all rights, title and interest in and to the Conveyed Assets. The sale, assignment, conveyance, transfer, and delivery by Seller of the Conveyed Assets shall be made at the Closing by a duly executed Assignment and Assumption of License (including any royalties or payments due thereunder accruing on or after January 1,
                  2002), Assignment for the Trademarks and Know-How, and a Bill of Sale for all tangible forms or embodiments of the Trademarks and Know-How, such Assignment of Trademarks, Bill of Sale and Assignment and Assumption of License Agreement shall be in the form annexed as Exhibits A and B, respectively (the "Bill of Sale" and "Assignment") as well as any other assignments, conveyances and bills of sale sufficient to convey to Buyer good and marketable title to all the Conveyed Assets free and clear of all mortgages, pledges, liens, licenses, rights of possession, security interest, restrictions, encumbrances, charges, title retention conditionals sale or other security arrangements and all claims or agreements of any nature whatsoever, (as well as such other instruments of conveyance as Buyer may reasonably deem necessary or desirable both at and after the Closing Date to effect or evidence the transfers contemplated hereby).

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         2.2      The execution and delivery of this Agreement shall not be
                  deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate the parties to any person or entity other than the parties to this Agreement. This Agreement is intended by the parties to be an agreement for the sale and purchase of Conveyed Assets; and none of the provisions hereof shall be deemed to create any obligation or liability on the part of Buyer to any person or entity that is not a party to this Agreement, whether under a third party beneficiary theory, successor liability theory, or otherwise.

3.       CLOSING

         The Closing Date shall be as of the close of business on February 28th, 2002 or such other date as the parties may agree (the "Closing Date"). Conveyed Assets, all of which shall be transferred to Buyer, as provided for herein. In no event shall Buyer be required to proceed in accordance with the Agreement unless and until each and every condition precedent as set forth in the Agreement shall have been satisfied, waived or made a condition subsequent. If on March 8th, 2002 the parties have not satisfied all conditions precedent, then Buyer, may terminate this Agreement in the manner provided in Paragraph 15.

4.       DELIVERIES AT THE CLOSING

         4.1.     At the Closing, Buyer shall deliver the following:

                  (a) Three million eight thousand dollars ($3,008,000.00) in immediately available funds by wire transfer;

                  (b) certified copies of resolutions duly adopted by Buyer constituting all necessary corporate authorization for the consummation by Buyer of the transactions contemplated by this Agreement; and

                  (c) executed copies of the Assignment and Assumption of the License Agreement as set forth in Exhibit A

         4.2      At the Closing, Seller shall deliver the following:

                  (a) certified copies of resolutions duly adopted by Seller constituting all necessary corporate authorization for the consummation by Seller of the transactions contemplated by this Agreement;

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                  (b) the Assignment and Bill of Sale, duly executed by Seller in the form set forth in Exhibit B transferring title to the Conveyed Assets, duly executed by Seller, and whatever additional documents of title, such as invoices, endorsements, or other documents as Buyer may reasonably request;

                  (c) an assignment of any warranties for the Conveyed Assets being transferred hereunder;

                  (d) executed copies of the Assignment and Assumption of the License Agreement as set forth in Exhibit A;

                  (e) executed copies of the Assignment of Trademarks as set forth in Exhibit C;

                  (f) executed release of liens on the Trademarks;

                  (g) any other records, lists, or reports required hereunder or reasonably requested by Buyer which pertain to the Conveyed Assets being purchased hereunder; and

                  (h) documents, in a form reasonably satisfactory to Buyer confirming release of any and all liens, security interest, restrictions, claims and encumbrances of the Conveyed Assets as of the Closing Date.

5.       PURCHASE PRICE

         The purchase price (hereinafter " Purchase Price") to be paid for the conveyed Assets shall be U.S. $3,008,000.00. This sum shall be paid by Buyer in immediately available funds at the Closing.

6.       TAXES AND TRANSFER COSTS

         6.1 Any sales, transfer, documentary, or excise taxes applicable to the transfer of any Assets from Seller to Buyer shall be paid by Seller whenever due or assessed. Seller shall also prepare and file whatever returns as may be required in connection with any of the foregoing taxes. Seller shall also make payment of all personal property, real property, ad valorem, franchise, and similar taxes which are due and owing on the Conveyed Assets up until the Closing Date.

         6.2 Buyer shall pay all fees incurred in transferring any Trademark or other forms of intellectual property registrations and or applications on the Conveyed Assets.

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7.       BROKERS AND FINDERS

         Each of the parties hereby represents and warrants to the other that it has not employed or dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and agrees to indemnify the other and hold it harmless from any and all liabilities (including, without limitation, reasonable attorneys' fees and disbursements paid or incurred in connection with any such liabilities) for any brokerage commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby, insofar as such liabilities shall be based on the arrangements or agreements made by or on its behalf.

8.       SELLER'S OBLIGATIONS

         8.1 In advance of the Closing, Seller shall obtain whatever releases are required to transfer the Conveyed Assets free and clear of any and all liens, security interests, restrictions, claims and encumbrances which all may subsist on the Conveyed Assets so that the Conveyed Assets may be transferred to Buyer on the Closing Date free and clear of all of the foregoing.

         8.2 Prior to the Closing Date, Seller shall afford Buyer, at reasonable times and on reasonable notice, the opportunity to make such inspections of Seller's records pertaining to the Conveyed Assets being transferred, as Buyer shall deem reasonably necessary.

         8.3 Following the Closing Date, Seller will discontinue any use of the Trademarks or the Know-How and shall not authorize any other person to so use the Trademarks or Know-How.

         8.4 From and after the Closing Date, Seller shall take such actions and promptly execute and deliver to Buyer any and all such further assignments, licenses, endorcements or other documents as Buyer my request from time to time for purposes of carrying out the transfer of the Conveyed Assets or permitting Buyer to better enjoy or exploit or perfect its interest or rights in the Conveyed Assets or assist Buyer in maintaining its exclusive rights in and to the Conveyed Assets or to permit Buyer to more fully exploit its rights in the Trademarks or Know How.

9.       BULK TRANSFERS

         Seller represents that the transfer of Conveyed Assets is not covered by the provisions of the Bulk Transfer Law of the UCC, or any similar statute and agrees to indemnify Buyer for any and all claims, losses, damages, judgments, together with penalties, expenses and reasonable attorney's fees suffered as a result of said non-compliance.

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10.      SELLER'S INDEMNIFICATION

         Seller hereby agrees to indemnify and hold Buyer, its officers, directors, employees and agents harmless from and against all claims, demands, losses, costs, damages, liabilities, judgments (including penalties and interest), suits, causes of action and expenses, including reasonable attorney's fees and cost of investigation arising from the violation, breach, or failure of any of its covenants or obligations hereunder or any representation or warranty made by Seller in this Agreement or which arise out of or are in any way related to the Conveyed Assets or the transfer thereof by Seller to Buyer. Buyer shall give prompt notice to Seller of any of the foregoing; and at Seller's election, Seller may defend any such action through counsel reasonably satisfactory to Buyer.

11.      BUYER'S INDEMNIFICATION

         Buyer hereby agrees to indemnify and hold Seller, its officers, directors, employees and agents harmless from and against all claims, demands, losses, costs, expenses, judgments, penalties, interest, damages, liabilities, suits, causes of action and expenses, including reasonable attorney's fees and cost of investigation and experts arising from the violation of any representation or warranty made by Buyer in this Agreement or failure of Buyer to perform its obligations hereunder or Buyer's use of the Conveyed Assets following the Closing Date, provided that the facts and circumstances which gave rise to the action did not occur prior to the Closing Date or result from Seller's acts or prior ownership of the Conveyed Assets. Seller shall give prompt notice to Buyer of any of the foregoing, and at Buyer's election will defend such action through counsel reasonably acceptable to Seller.

12.      SELLER'S REPRESENTATIONS

         Seller hereby makes the following representations and warranties:

                  (a). Seller is a duly organized, validly existing corporation and in good standing under the law of its state of incorporation with full power and authority to own the Conveyed Assets being transferred hereunder, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby.

                  (b). All necessary action, corporate or otherwise, has been taken by Seller to authorize the execution, delivery and performance of this Agreement and the Agreements set forth in the Exhibits hereto, and the same are valid and binding obligations of Seller in accordance with its terms.

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                  (c ) Seller has good and valid title to all of the Conveyed
         Assets to be transferred hereunder; that all said Conveyed Assets at the date of the applicable Closing, are free and clear of any and all mortgages, security interests, liens and encumbrances, that there are and to the best of Seller's knowledge will be no legal, administrative or other proceedings, investigations, inquiries, claims, judgments, injunctions or restrictions either threatened, pending or outstanding against or related to Seller with respect to said Conveyed Assets, or which would have the tendency to interfere with Seller's performance hereunder, and that Seller does not know or have reasonable grounds to know of any basis for any such proceedings, investigations, inquiries, claims, judgments, injunctions or restrictions.

                  (d) All issued registrations for the Trademarks and Know How as presented on their respective schedules are current and valid and that Seller has made timely application for such and has timely filed all renewals and or extensions and to the best of Seller's knowledge there is no basis for challenging the validity of any of such registrations.

                  (e) Other than the License Agreement, Seller has not entered into any contract, agreement, understanding or commitment that in any way relates to or cover the Conveyed Assets.

                  (f) All representations and warranties made by Seller in this Agreement and in the Exhibits and schedules there to and the statements, lists and other information required to be submitted in connection with this transaction shall be true and complete as of the date when made and as of the Closing Date as though such representations and warranties were made as of the Closing Date.

                  (g) No representation or warranty made by Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, false or misleading.

                  (h) Seller is not engaged in or a party to or to the best of Seller's knowledge threatened with any legal action, suit, investigation or other proceeding related to or arising in connection with the Conveyed Assets and Seller knows of no sustainable basis for any such action, investigation or proceeding; and there are no outstanding orders, rulings, decrees, judgments or stipulations related to or arising in connection with the Conveyed Assets to which Seller is a part or by which Seller or the Conveyed Assets are bound by or with any court, arbitrator or administrative agency. Seller is not in default in the payment of any taxes, including without limitation property, sales, franchise, use and other similar taxes that are due and payable and any assessments received in respect thereof, in each case which could result in the imposition of any material lien or

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         charge upon any of the Conveyed Assets, provided however that for the purposes of the Seller's indemnification obligations under Paragraph 10 hereof with respect to a breach of the representations contained in this Section such representations shall be deemed to be made without the references to "materially" contained herein.

                  (i) Seller has the right and authority and has obtained all approvals required to convey the Conveyed Assets in accordance with the terms of this Agreement.

                  (j) Seller shall never (in any trademark class) use or file to use the name "Alexandra de Markoff" or any variation thereof, including any existing or abandoned mark associated at any time with the Alexandra de Markoff brand.

13.      BUYER'S REPRESENTATIONS

         Buyer hereby makes the following representations and warranties:

                  (a) Buyer is a New Jersey corporation authorized to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

                  (b )All necessary action has been taken by Buyer to authorize the execution, delivery and performance of this Agreement, and this Agreement is a valid and binding obligation of Buyer in accordance with its terms.

                  (c) All representations and warranties made by Buyer shall be true and complete as of the date when made and as of the Closing Date as though such representations and warranties were made as of the Closing Date.

14.      CONDITIONS PRECEDENT

         The obligations of Buyer and Seller to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment prior to or at the Closing Date of the following conditions precedent:

                  A. All of the duties and covenants to be performed by Seller and Buyer, respectively, at or prior to the Closing Date shall have been duly and timely performed.

                  B. There shall not have been received by either party hereto any notice of the commencement of any legal or administrative proceeding questioning the validity of this Agreement or seeking to enjoin, prohibit or delay or otherwise necessarily having the effect of preventing, the consummation of the transactions contemplated by this Agreement or the realization of the benefits intended thereby or there shall otherwise be lodged against Seller any investigation, inquiry, claim, injunction, action, cause, or restriction of any nature or sort, which may impede this transaction.

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                  C. That each and every representation, acknowledgment and
         warranty made in this Agreement by Seller or Buyer shall be true and correct on the Closing Date.

                  D. That if third party approval is requested for Seller's performance, this shall be a condition precedent.

15.      TERMINATION

                  A. At any time prior to the Closing Date, this Agreement may be terminated (i) by mutual consent of Buyer and Seller with the approval of their respective Boards of Directors, or (ii) by either Buyer or Seller if there has been a material misrepresentation, breach of any obligation or representation or warranty or breach of covenant by the other party in its representations, warranties, obligations, and covenants set forth herein. If this Agreement shall be terminated as provided in the preceding sentence, all obligations of either Buyer or Seller, as the case may be, to proceed as provided in this Agreement shall terminate without liability of the non-breaching party to the other solely by reason of such termination, and the License Agreement shall remain in full force and effect.

                  B. The right of either Buyer or Seller to terminate this Agreement as provided above is not an exclusive remedy, but is in addition to and may be exercised in addition to and in combination with all other rights and remedies available to Buyer and Seller under law or equity in the event of breach or default of this Agreement.

16.      EXPENSES

                  A. Except as indicated otherwise herein, Buyer and Seller shall bear their own fees and expenses regarding the completion of the transaction as contemplated herein.

                  B. In the event either Buyer or Seller institutes suit or is required to defend an action instituted by the other party, based upon or arising out of a breach of this Agreement or a representation or warranty made by the other party or misrepresentation, the prevailing party in such lawsuit shall be entitled to reasonable attorney's fees and costs as may be fixed by a court of proper jurisdiction.

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17.      CONSTRUCTION

         This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey applicable to agreements made in such state between residents thereof and to be wholly performed therein. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any Federal or State Court sitting in the State of New Jersey in any action or proceeding arising out of or relating to this Agreement. The parties hereby waive any defenses which they may have in respect to the selection of the forum.

18.      WAIVER

         Seller and Buyer shall have the right to waive in writing any requirement or undertaking of the other party contained herein. Any waiver or a breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provisions or of any other provision hereof.

19.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

         The representations and warranties made by Buyer and Seller shall survive the Closing Date.

20.      COUNTERPARTS

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and the agreements appended hereto or executed in connection with this Agreement may be signed and transmitted by facsimile, and any copy with a facsimile signature will be deemed a valid signature hereto or thereto and shall be deemed binding on the parties as if it were an original signature.

21.      ENTIRE AGREEMENT

         This Agreement, including the lists, schedules, and other Agreements and assignments required to be entered hereunder, and all other agreements entered into by the parties simultaneously herewith sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party hereto. There are no restrictions, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. In the event of a conflict of the terms of this Agreement and any other agreement between the parties or in the License Agreement, the term of this Agreement shall prevail.

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22.      AMENDMENT

         This Agreement may not be altered, amended or modified in any respect, except by written instrument executed by and between the parties hereto and there shall be no waiver of any term, condition, obligation, or undertaking provided herein, except in writing signed by the party granting the waiver.

23.      NOTICES

         Any and all notices, requests, consents and other communications required hereunder shall be in writing sent by registered or certified mail, return receipt requested or by overnight courier, addressed as follows or at such other address as either party may designate to the other from time to time in writing:

                  TO THE SELLER:

                  Mr. Ilia Lekach
                  Chairman & Chief Executive Officer
                  3725 S.W. 30th Avenue
                  Fort Lauderdale, FL  33312
                  Facsimile:  954-316-8155

                  TO THE BUYER:

                  John F. Croddick PO Box 419, Route 79 Morganville, New Jersey 07751 With a copy to:

                  W. Lane Miller, Esq.
                  1203 Route 9 South
                  Woodbridge, New Jersey 07095
                  Facsimile:  732-855-9898

24.      FURTHER ASSURANCES

         From time to time, at the Buyer's request, whether at or after the Closing and without further consideration, the Seller at its expense will execute and deliver such further instruments of conveyance and transfer and take such other action as the Buyer reasonably may require

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         more effectively to convey and transfer to the Buyer title to any of the Conveyed Assets, and will assist the Buyer in the collection or reduction to possession of such property.

25.      CONSTRUCTION

         The Article and Section headings of this Agreement are for the convenience of the parties and shall not govern the construction or interpretation of this Agreement or any of its counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    SELLER

                                    Parlux Fragrances, Inc.

                                    By: /s/ Ilia Lekach
                                        --------------------------------------
                                        Mr. Ilia Lekach

                                        Chairman and Chief Executive Officer


                                    BUYER

                                    J.F.C. Marks, L.L.C.

                                    By: /s/ John F. Croddick
                                        --------------------------------------
                                        John F. Croddick, Manager


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




                    AGREEMENT BETWEEN PARLUX FRAGRANCES, INC.
                            AND J.F.C. MARKS, L.L.C.
                          dated as of February 27, 2002



                                List of Exhibits
                                ----------------

                  Exhibit A - Assignment and Assumption of License

                  Exhibit B - Bill of Sale

                  Exhibit C - Assignment of Trademarks and Know-How

                  Schedule A - List of Marks


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